UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2005

IMAGE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-11071	84-0685613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

20525 Nordhoff Street, Suite 200, Chatsworth, California 91311

(Address of principal executive offices, including zip code)

(818) 407-9100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 16, 2005, our board of directors granted options to purchase shares of common stock pursuant to our 2004 Incentive Compensation Plan at an exercise price of $3.14 per share (closing price on the date of grant), vesting in one year and expiring in ten years from the date of the grant, to three board members as additional compensation for serving on the special committee of the board, as disclosed in the current report on Form 8-K filed with the SEC on September 14, 2005 and incorporated herein by reference.  Committee members Gary Haber and Robert J. McCloskey were each granted 10,000 options, and committee chairman Ira S. Epstein was granted 20,000 options.

Unless otherwise required by law, we disclaim any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Dated: December 19, 2005	By:	/s/ JEFF M. FRAMER
		Name	Jeff M. Framer
		Title:	Chief Financial Officer